                         PATENT PURCHASE AGREEMENT


          THIS PATENT PURCHASE AGREEMENT (this "Agreement") is entered into as of this 24th day of October, 1995 (the "Effective Date"), by and between PCT HOLDINGS, INC., a Washington corporation ("PCTH"), SEISMIC SAFETY PRODUCTS, INC., a Washington corporation (the "Subsidiary"), and JAMES C. McGILL ("McGill"), of Glendale, California, and ANTONIO F. FERNANDEZ, of Quezon City, Philippines, ("Fernandez"), in their individual capacities. McGill and Fernandez are together referred to as the "Sellers."

                                  RECITALS
                                  --------

          WHEREAS, McGill and Fernandez jointly hold one United States Letter Patent, U.S. Patent No. 5,409,031, granted on April 25, 1995, one United States Patent Application, U.S. Patent Application No. 08/403,098, filed on March 13, 1995, and one International Patent Application, International Application No. PCT/US95/04830, filed on April 24, 1995 (collectively, the "Patents"); and

          WHEREAS, the Sellers are the holders of certain Intellectual Property, including but not limited to licenses, royalties, trademarks and trade names, copyrights, trade secrets, know-how, proprietary information, inventions, developments, innovations or techniques relating to the Patents or products developed thereunder (the "Related Intellectual Property"); and

          WHEREAS, PCTH has offered to cause the Subsidiary to purchase from the Sellers their respective interests in the Patents and the Related Intellectual Property (including but not limited to the right to sue for past infringements), so as to acquire full and unencumbered title and interest in the Patents and Related Intellectual Property, as set forth in the attached disclosure (the "Disclosure Schedule"), for an aggregate consideration of $400,000 and otherwise upon the terms and subject to the conditions hereinafter set forth; and

          WHEREAS, the Sellers desire to sell to the Subsidiary all of the Patents and Related Intellectual Property, based upon the terms and subject to the conditions hereinafter set forth; and

          WHEREAS, to induce PCTH to enter into this Agreement the Sellers have agreed to enter into a noncompetition agreement and to grant other rights to PCTH and the Subsidiary;

          NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto covenant and agree as follows:

                                 AGREEMENT
                                 ---------

1.   PURCHASE AND SALE.
     -----------------

     1.1 Agreement to Sell and Purchase. Upon the basis of the representations and warranties, for the consideration, and subject to the terms and conditions set forth in this Agreement, the Sellers hereby agree to sell, transfer, assign and convey, and the Subsidiary hereby agrees to purchase, the Patents and the Related Intellectual Property, including but not limited to the right to sue for all past infringements, free and clear of all liens, encumbrances and rights of others.

     1.2 Purchase Price. The total purchase price for the Patents and Related Intellectual Property (the "Purchase Price") shall be $400,000, $370,000 of which shall be paid to Fernandez and $30,000 of which shall be paid to McGill, as provided in Section 1.3 hereof.

     1.3 Payment of Purchase Price. The Purchase Price shall be payable to the Sellers by the Subsidiary or PCTH as follows:

          (a) $185,000 to be paid by wire transfer to Fernandez at the Closing hereof and $15,000 to be paid by wire transfer or company check to McGill at the Closing hereof; and

          (b) $185,000 to be paid by wire transfer to Fernandez on the first anniversary of the Closing hereof (the "Second Payment Date") and $15,000 to be paid by wire transfer or company check to McGill on the Second Payment Date.

     1.4 Transfer Documents. Provided that all conditions precedent have been fulfilled or waived, the Sellers shall deliver to the Subsidiary, upon payment of the $200,000 due on the Closing Date (as defined in Section 1.5), patent assignments and such other instruments of transfer (in form and substance satisfactory to PCTH and the Subsidiary) as may be necessary to transfer to the Subsidiary all of the right, title and interest of each of the Sellers in and to the Patents and Related Intellectual Property, free and clear of any liens, claims or encumbrances of any kind.

     1.5 Closing. The closing of the transaction contemplated in this Agreement (the "Closing") shall take place on November 30, 1995 (the "Closing Date") at the offices of Stoel Rives, 3600 One Union Square, Seattle, Washington, or at such other time and place as the parties may agree.

2.   TERMINATION.
     -----------

     2.1 Right to Terminate. Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated and the transactions contemplated herein abandoned at any time prior to the Closing:

          (a) Mutual Consent. By mutual consent of PCTH and the Sellers.

          (b) Delay. By either PCTH or the Sellers, if the Closing shall not have occurred by December 31, 1995; provided, however, that the right to terminate this Agreement under this Section 2.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date.

          (c) Breach by PCTH. By Sellers, if PCTH breaches any of PCTH's representations and warranties in any material respect or fails to comply in any material respect with any of its agreements contained here.

          (d) Breach by Sellers. By PCTH, if either of the Sellers breaches any of his representations and warranties in any material respect or fails to comply in any material respect with any of his agreements contained herein.

     2.2 Obligations to Cease. If this Agreement is terminated pursuant to
Section 2.1, all obligations of the parties to this Agreement shall terminate and there shall be no liability of any party hereto to any other party except (i) as set forth in Sections 6.4 and 8.6 and (ii) that nothing herein will relieve any party from liability for any willful breach of this Agreement.

3.   REPRESENTATIONS AND WARRANTIES OF THE SELLERS.
     ---------------------------------------------

     The Sellers jointly and severally represent and warrant to PCTH and the Subsidiary that:

     3.1 Due Authorization. The Sellers each have full power and authority to execute and deliver this Agreement and to perform and to carry out their obligations under this Agreement. This Agreement has been duly and validly executed and delivered by the Sellers and is binding upon and enforceable against them in accordance with its terms, except as such enforcement may be limited by equitable principles or by applicable bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally. The execution and delivery of this Agreement (as well as all instruments, agreements, certificates, or other documents contemplated hereby) by the Sellers, or either of them, and the performance of their obligations thereunder, will not (a) violate any federal, state, county, or local law, rule, or regulation or any applicable decree or judgment of any court or governmental authority or (b) violate or conflict with, or permit the cancellation of, or constitute a default under, any agreement to which either of the Sellers is a party or by which either of them or their property is bound.

     3.2 Title to Patents and Related Intellectual Property. The Patents and Related Intellectual Property constitute all of the intellectual property subject to this Agreement (the "Intellectual Property"). Except as otherwise provided in the Disclosure Schedule, McGill and Fernandez have good and marketable legal and equitable title to all of the Intellectual Property, including without limitation the exclusive right to bring actions for infringement thereof, free and clear of all security interests, liens, encumbrances, claims or rights of any kind, except as described on the Disclosure Schedule. The Sellers each individually own an undivided, one-half interest and jointly own unencumbered legal and equitable title to U.S. Patent No. 5,409,031 and U.S. Patent Application No. 08/403,098 and International Patent

Application No. PCT/US95/04830. Except as described on the Disclosure Schedule, the Sellers have not licensed to others, or agreed to license, any of the Intellectual Property, or entered into any contracts with respect thereto.

     3.3 No Infringement. There has been no assertion or claim that any manufacture, use or sale of any product by any third party infringes any of the claims of the Patents, and neither of the Sellers believes or has any reason to believe that any manufacture, use or sale of any product by any third party infringes any of the claims of the Patents. There has been no assertion or claim that any other duplication or use by any third party infringes or violates any Related Intellectual Property rights, and neither of the Sellers believes or has any reason to believe that any duplication or use by any third party infringes or violates the Related Intellectual Property. There is no claim, dispute, action, proceeding or lawsuit asserting infringement of the rights of any third party by the products and methodologies claimed in the Patents or by any Related Intellectual Property, no threat of such action, and no basis exists for any such action.

     3.4 Validity of Patents. All materials and information of which disclosure to the United States Patent and Trademark Office is required pursuant to United States Patent Law and Regulations during the prosecution of the Patents have been submitted thereto. There has been no misrepresentation and, to the best knowledge and belief of the Sellers, there is no information or prior art reference that would render the Patents invalid or raise material questions regarding their validity.

     3.5 Consents and Approvals. No consent, approval or authorization of, or filing or registration with, any court, regulatory authority, governmental body, or any other third party is required for the consummation of the transaction contemplated in this Agreement.

     3.6 Brokers. Neither Seller has entered into any arrangement with any broker, finder or investment banker or will incur a fee or any liability for any brokerage or investment banking fee, commission, or finder's fee in connection with the transactions contemplated in this Agreement.

     3.7 Reliance. The Sellers recognize and agree that, notwithstanding any investigation by PCTH, PCTH is relying upon the representations and warranties made by the Sellers in this Agreement.

4.   REPRESENTATIONS AND WARRANTIES OF PCTH AND THE SUBSIDIARY.
     ---------------------------------------------------------

     PCTH and represents and warrants to the Sellers as follows:

     4.1 Due Organization. PCTH is a corporation duly organized, validly existing, and in good standing under the laws of the State of Washington and has full corporate power and authority to enter into and perform its obligations under this Agreement. The Subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of the State of Washington and has full corporate power and authority to perform its obligations under this Agreement.

     4.2 Due Authorization. PCTH and the Subsidiary each have full corporate power and authority to execute and deliver this Agreement and to perform and carry out their obligations under this Agreement. The execution and delivery of this Agreement and performance of PCTH's obligations and the obligations of the Subsidiary contemplated hereby have been duly and validly authorized by all necessary corporate action of PCTH and the Subsidiary. This Agreement has been duly and validly executed and delivered by PCTH and the Subsidiary and constitutes the valid and binding obligation of PCTH and the Subsidiary, enforceable against them in accordance with its terms, except as such enforcement may be limited by equitable principles or by applicable bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally. The execution and delivery of this Agreement (as well as all instruments, agreements, certificates or other documents contemplated hereby) by PCTH and the Subsidiary, and their performance of their obligations thereunder, will not (a) violate any federal, state, county, or local law, rule, or regulation or any decree or judgment of any court or governmental authority applicable to PCTH or the Subsidiary or their property or (b) violate or conflict with, or permit the cancellation of, or constitute a default under, any agreement to which PCTH or the Subsidiary is a party or by which they or their property is bound.

5.   INDEMNIFICATION.
     ---------------

     5.1 Indemnification. The Sellers jointly and severally agree to indemnify and hold harmless PCTH and the Subsidiary, and any of the affiliates, officers, directors, employees, successors, assigns or agents of PCTH and the Subsidiary, from and against any losses, damages, liabilities, costs and expenses, including without limitation any attorneys' fees, technical expert fees and any other expenditures for defense, and damages and settlement disbursements that may be incurred as a result of any claim, dispute, proceeding or lawsuit out of or related to any breach of, misrepresentation or inaccuracy in, or intentional or reckless omission from, any representation or warranty made by McGill or Fernandez in this Agreement or related agreements or documents.

     5.2 Indemnification Procedures.

          (a) Claim Notice. In the event that an indemnified person reasonably determines that it is entitled to indemnification pursuant to
Section 5.1, the indemnified person shall provide written notice to the Sellers, specifying in reasonable detail the nature and estimated amount of the claim.

          (b) Third-Party Claims. If the claim specified in the claim notice relates to a third-party claim, the Sellers shall have 15 days after their receipt of the claim notice to notify the indemnified person whether the Sellers agree that the claim is subject to indemnification pursuant to this Section 5 and whether the Sellers elect to defend such third-party claim at their own expense. If the claim relates to a third-party claim that the Sellers elect to defend, the indemnified person shall reasonably cooperate with such defense. The indemnified person shall, however, be entitled to participate in the defense or settlement of such a third-party claim through its own counsel and at its own expense and shall be entitled to approve or disapprove any proposed settlement that would impose a duty or obligation on the indemnified person. If the Sellers do not timely elect to defend a third-party claim, or if the Sellers fail to conduct such defense with reasonable diligence, the indemnified party may conduct the defense of, or settle, such claim at the risk and expense of the Sellers.

          (c) Claims Other Than Third-Party Claims. If the claim does not relate to a third-party claim, the Sellers shall have 30 days after receipt of the claim notice to notify the indemnified party in writing whether the Sellers accept liability for all or any part of the claim and the method and timing of any proposed payment. If the Sellers do not so notify the indemnified party, the Sellers shall be deemed to have accepted liability for all damages described in the claim notice.

     5.3 Set-Off During First Year. Notwithstanding anything to the contrary in Section 5.2, in the event that PCTH or the Subsidiary reasonably determines at any time prior to the Second Payment Date that PCTH or the Subsidiary is entitled to indemnification pursuant to Section 5.1, PCTH shall be entitled to pay the amount of any such claim to an escrow agent instead of to the Sellers as part of the $200,000 payment due on the Second Payment Date. In the event that PCTH pays any such disputed amount to an escrow agent and the parties are not able to mutually resolve the dispute within 10 business days after the Second Payment Date, the parties shall submit the dispute to arbitration. Arbitration under this section shall be conducted in accordance with the commercial arbitration rules of the American Arbitration Association, in King County, Washington, by one attorney arbitrator selected by mutual agreement, or by three arbitrators if the parties are unable to agree on a single arbitrator within 20 days of the first demand for arbitration. All arbitrators are to be selected from a panel provided by the American Arbitration Association. The arbitrators shall have the authority to permit discovery, to the extent deemed appropriate by the arbitrators, upon request of a party. The arbitrators shall have no power or authority to add to or detract from the agreements of the parties. The cost of the arbitration shall be borne equally pending the arbitrator's award. The arbitrators shall have no authority to award punitive or consequential damages. The resulting arbitration award may be enforced by all lawful remedies, including without limitation injunctive or other equitable relief obtained in any applicable court located in King County, Washington.

6.   OTHER AGREEMENTS.
     ----------------

     6.1 Noncompetition Covenant. Both McGill and Fernandez agree that, for five years following the Closing Date, they will not directly or indirectly engage in or perform any services to, or provide individuals to perform such services to, whether on an employment, a consulting or an advisory basis, or own, manage, operate, control, be employed by, participate in or be connected in any manner with the ownership, management, operation or control of, any business or undertaking that competes with any business of PCTH or the Subsidiary or any affiliate thereof in an area of technology that is related to earthquake gas shutoff apparatus that are activated by seismic activity, this area of technology specifically excluding, without limitation, technology related to leak-detecting shutoff systems, electro-magnetic actuators, earthquake alarms and P wave alarms.

     6.2 Right of First Refusal. For five years following the Closing Date, PCTH and the Subsidiary shall have the right of first refusal to purchase any technology, product, prototype or concept ("Subsequent Technology") related to the subject matter claimed in the Patents which McGill or Fernandez develop, which right may be exercised on an exclusive basis within three months after PCTH or the Subsidiary receives written notice from McGill or Fernandez of the existence of the Subsequent Technology. The terms of any such exercise shall be agreed upon by PCTH or the Subsidiary and either or both of McGill and/or Fernandez (individually if one has rights to the Subsequent Technology and the other does not, or together if they have joint rights). Prior to and during the three-month exclusive period, neither of the Sellers will entertain offers from any third party for the Subsequent Technology. PCTH and the Subsidiary shall have the further right, after expiration of any such three-month exclusive period, to match any other offer made for the Subsequent Technology, within one month of receiving notice of such offer, by giving written notice of its intention to match such offer. The Sellers agree to notify PCTH and the Subsidiary promptly upon determining that any Subsequent Technology is available and to notify PCTH and the Subsidiary promptly in the event that any offer for Subsequent Technology is received from a third party. If no terms are agreed upon by PCTH or the Subsidiary and McGill and/or
Fernandez, or no matching offer is made by PCTH or the Subsidiary within the applicable time periods, McGill and/or Fernandez will be free to manufacture, market, sell, distribute, license or otherwise dispose of the Subsequent Technology at their discretion and notwithstanding any other provisions of this Agreement. In the event that a person other than McGill or Fernandez has rights to Subsequent Technology because such person is a co-inventor or co-developer thereof, the Sellers will use their best efforts to provide to PCTH and the Subsidiary the rights described in this Section with respect to such person's interest.

     6.3 Further Assurances. Both of the Sellers agree that, from time to time and after execution of this Agreement, they will, upon the request of PCTH or the Subsidiary and without further consideration, take all steps reasonably necessary to place the Subsidiary in possession of full record and actual title to the Patents and Related Intellectual Property and full operating control of all rights to make, use and sell the products embodying the Patents and Related Intellectual Property, and each of them will do or have done, execute or have executed, and deliver or have delivered, all further acts, assignments, powers of attorney, and acknowledgements or assurances as reasonably required to assign to and vest in the Subsidiary all of the respective rights, titles, and interests of the Sellers in the Patents and Related Intellectual Property Rights.

     6.4 Confidentiality. The terms and conditions of this Agreement and all information and materials, including all financial statements and business information, know-how, techniques and other proprietary materials and intellectual property used in the conduct of the respective businesses of the parties hereto as now conducted or as proposed to be conducted, that have been divulged or provided during the negotiation of this Agreement are the confidential information of the party owning such information and materials (the "Confidential Information"). Unless the owner of the relevant Confidential Information consents in writing to the contrary, no Confidential Information shall be divulged, except on a need to know basis to directors, officers or key employees involved in the transactions contemplated hereby and such third party consultants as need the Confidential Information for tax, accounting, or similar purposes, or as required by applicable law; provided that this obligation will not apply to PCTH or the Subsidiary after the Closing Date.

     6.5 Disclosure. Any press release or public disclosure regarding the execution of this Agreement or the terms hereof will be made at the sole discretion of PCTH or the Subsidiary.

     6.6 Maintenance After Closing. PCTH and the Subsidiary shall be responsible for all costs, services and fees involved with prosecution, allowance, registration and maintenance of the Patents and Related Intellectual Property that arise after Closing.

     6.7 Performance of Subsidiary Obligations. Subject to the consummation of the Closing, PCTH agrees to carry out the obligations of the Subsidiary in the event that the Subsidiary fails to carry out any of its obligations to Sellers under this Agreement, including any obligations pursuant to Sections 1.2 or 1.3, above.

7.   CONDITIONS PRECEDENT TO CLOSING.
     -------------------------------

     7.1 Conditions Precedent to the Obligations of PCTH and the Subsidiary. The obligations of PCTH and the Subsidiary to close the transaction contemplated in this Agreement are subject to the fulfillment, at or prior to Closing, of the following conditions (unless waived in writing by PCTH):

          (a) Representations and Warranties. The representations and warranties of the Sellers contained herein shall be true and correct in all material respects as of Closing as if made at Closing;

          (b) License Agreement. The License Agreement between the Sellers and Seismic Safety Products, Inc., dated April 24, 1995, shall have been terminated, and thereby rendered null and void in its entirety; and

          (c) Noncompetition Agreements. Noncompetition agreements shall have been procured from any person, in addition to the Sellers, who has been involved in the design or development of any product, prototype or concept claimed in or derived from the patents, on terms substantially similar to the provisions of Section 6.1.

          (d) Closing Documents. The Sellers shall have executed and delivered to PCTH and the Subsidiary all documents required to be delivered by the Sellers pursuant to this Agreement, in form reasonably satisfactory to PCTH and its counsel.

     7.2 Conditions Precedent to the Obligations of the Sellers. The obligations of the Sellers to close the transaction contemplated in this Agreement are subject to the fulfillment, at or prior to Closing, of the following conditions (unless waived in writing by the Sellers):

          (a) Representation and Warranties. The representations and warranties of PCTH and the Subsidiary contained herein shall be true and correct in all material respects as of Closing as if made at Closing; and

          (b) Purchase Price. PCTH shall have delivered the first half of the Purchase Price.

     7.3 Condition Precedent to the Obligations of All Parties. The obligations of all parties to close the transaction contemplated in this Agreement are subject to the closing, prior to or simultaneously with the Closing, of the purchase by PCTH or the Subsidiary of substantially all of the assets of Seismic Safety Products, Inc., a Florida corporation.

8.   MISCELLANEOUS.
     -------------

     8.1 Waiver or Modification of Agreement. No modification or waiver of any provision of this Agreement, nor any consent to any departure by either party herefrom, shall in any event be effective unless the same shall be in writing and signed by the party against which enforcement of such modification or waiver is sought, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     8.2 Amendment of Agreement. This Agreement may be amended with respect to any provision contained herein by a written instrument duly executed on behalf of each party hereto.

     8.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when personally delivered, or three days after deposited in the United States mail, first-class, postage prepaid, or by facsimile addressed to the respective parties hereto as follows:

     If to PCTH or the Subsidiary:
     ----------------------------

          PCT Holdings, Inc.
          434 Olds Station Road
          Wenatchee, Washington  98801
          Attn.:  Donald A. Wright

          Telephone:     (509) 664-8000
          Facsimile:     (509) 664-6868


          and

          c/o Cashmere Manufacturing, Inc.
          102 Maple Street
          Cashmere, Washington  98815
          Attn:  John Eder

          Telephone:     (509) 782-2455
          Facsimile:     (509) 782-2580
          with a copy to:

          Sheryl A. Symonds, Esq.
          Stoel Rives
          36th Floor, One Union Square
          600 University Street
          Seattle, Washington  98101-3197

          Telephone:     (206) 386-7611
          Facsimile:     (206) 386-7500

     If to McGill, or Fernandez:
     --------------------------

          c/o Exclusive Products, Inc.
          520 Ivy Street
          Glendale, California  91024
          Attn:  James C. McGill

          Telephone:     ______________________
          Facsimile:     ______________________

          with a copy to:

          Nils Pedersen
          Wenderoth, Lind & Ponack
          805 Fifteenth Street, N.W.
          Washington, D.C.  20005

          Telephone:     (202) 371-8850
          Facsimile:     (202) 371-8856

or to such other address as to any party hereto as such party shall designate by like notice to the other parties hereto.

     8.4 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which counterparts collectively shall constitute one instrument, and in making proof of this Agreement, it shall never be necessary to produce or account for more than one such counterpart.

     8.5 Survival of Representations and Warranties. The representations and warranties of the parties contained in this Agreement shall survive the Closing.

     8.6 Expenses. Each of the parties hereto will bear all costs, charges and expenses incurred by such party in connection with this Agreement and the consummation of the transactions contemplated herein.

     8.7 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of PCTH, the Subsidiary, McGill, Fernandez, and their representatives, successors, and permitted assigns, in accordance with the terms hereof. PCTH and the Subsidiary agree that any sale, transfer, assignment or conveyance of the Patents and Related Intellectual Property to another party shall be made expressly subject to the terms, conditions and provisions of this Agreement.

     8.8 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, representations, warranties, statements, promises, information, arrangements and understandings, whether oral or written, express or implied, with respect to the subject matter hereof.

     8.9 Governing Law. This Agreement and its validity, construction, enforcement, and interpretation shall be governed by the substantive laws of the State of Washington.

     8.10 Attorneys' Fees. If suit, action or appeal is filed by any party to enforce the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and expenses.

     8.11 Invalid Provisions. If any provision of this Agreement is deemed or held to be illegal, invalid or unenforceable, this Agreement shall be considered divisible and inoperative as to such provision to the extent it is deemed to be illegal, invalid or unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any provision of this Agreement is deemed or held to be illegal, invalid or unenforceable there shall be added hereto automatically a provision as similar as possible to such illegal, invalid or unenforceable provision and be legal, valid and enforceable. Further, should any provision contained in this Agreement ever be reformed or rewritten by any judicial body of competent jurisdiction, such provision as so reformed or rewritten shall be binding upon all parties hereto.

     8.12 Remedies Cumulative. The remedies of the parties under this Agreement are cumulative and shall not exclude any other remedies to which any party may be lawfully entitled.

     8.13 Waiver. No failure or delay on the part of any party in exercising any right, power, or privilege hereunder or under any of the documents delivered in connection with this Agreement shall operate as a waiver of such right, power, or privilege, nor shall any single or partial exercise of any such right, power, or privilege preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

     8.14 Headings. The descriptive section headings are for convenience of reference only and shall not control or affect the meaning or construction of any provision of this Agreement.

     IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed as of the date and year first above written.

                                   PCTH:

                                   PCT HOLDINGS, INC., a Washington
                                   corporation


                                   By /s/ DONALD A. WRIGHT
                                     -------------------------------------
                                      Title President


                                   SUBSIDIARY:

                                   SEISMIC SAFETY PRODUCTS, INC., a
                                   Washington corporation


                                   By /s/ DONALD A. WRIGHT
                                     -------------------------------------
                                      Title Executive Vice President


                                   SELLERS:

                                   /s/ JAMES C. McGILL
                                   ---------------------------------------
                                   JAMES C. McGILL

                                   /s/ ELENA McGILL
                                   ---------------------------------------
                                   ATTORNEY-IN-FACT FOR ANTONIO F.
                                   FERNANDEZ

                            DISCLOSURE SCHEDULE
                            -------------------

                           Encumbrances; Licenses
                           ----------------------


The Patents are subject to a License Agreement dated April 24, 1995, pursuant to which the Patents are licensed to Seismic Safety Products, Inc., a Florida corporation.